EXHIBIT 10.01

SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference September 2, 2008 is between:

ALLAN KENT, c/o Suite #310, 605 – 1 Street SW, Calgary, Alberta,
        Canada T2P 3S9
      (“Kent”)

AND
JEAN PAUL ROY, c/o Suite #310, 605 – 1 Street SW, Calgary, Alberta,
         Canada T2P 3S9

        (“Roy”)

   (Kent and Roy are collectively referred to herein as the “Sellers”)

AND

PRIMARY CORP., a corporation incorporated under the laws of Ontario

(the “Buyer”)

BACKGROUND

A. Kent is the beneficial owner of 375,000 common shares (the “Kent Shares”) in the capital of GeoGlobal Resources Inc., a Delaware corporation (the “Company”).

B. Roy is the beneficial owner of 375,000 common shares (the “Roy Shares”) in the capital of the Company.

C. The Sellers have agreed to sell and the Buyer has agreed to buy all of the Kent Shares and all of the Roy Shares (collectively, the “Sellers’ Shares”) on the terms and conditions contained in this Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

PART 1

INTERPRETATION

1.1 Defined Terms.

 In this Agreement the following terms shall have the following meanings:

(a)	“Business Day” means any day which is not a Saturday, Sunday or a statutory holiday in British Columbia or the United States of America;

(b)	“Buyer’s Losses” has the meaning given in paragraph 7.2;

(c)	“Closing” shall mean either the First Tranche Closing or the Second Tranche Closing, as the case may be;

(d)	“Closing Date” shall mean either the First Tranche Closing Date or the Second Tranche Closing Date, as the case may be;

(e)	“Company” means GeoGlobal Resources Inc., a Delaware corporation;

(f)
“Encumbrance” means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, declaration of trust, right of set-off, option or other encumbrance of any kind;

(g)	“Exchange” shall mean the American Stock Exchange, or such successor market or stock exchange on which the Company’s shares are listed or traded if no longer listed on the American Stock Exchange;

(h)
“Fair Market Value” means (i) in respect of all sales of First Tranche Shares and Second Tranche Shares through the facilities of the Exchange, the actual gross sale price received by the Buyer therefor, provided the shares are sold in a reasonably prudent and business-like manner and (ii) otherwise as to any First Tranche Shares or Second Tranche Shares not sold on the Exchange , the closing price of the Company’s common stock on the Exchange as of the close of trading on the Exchange on the Business Day immediately preceding the Buyer’s sale of such shares or, as to any shares unsold on such date, the date that is seven (7) months after the First Tranche Closing Date or the Second Tranche Closing Date, as applicable.

(i)	“First Tranche Closing” has the meaning given in paragraph 8.1;

(j)	“First Tranche Closing Date” means September 2, 2008, or such other date as the parties hereto agree in writing;

(k)	“First Tranche Shares” has the meaning given in paragraph 2.2;

(l)
“Governmental Authority” means any Canadian (whether federal, territorial, provincial, municipal or local), international or foreign government, governmental authority, quasi-governmental authority, court, self-regulatory organization, commission, tribunal or organization or any agent, subdivision, department or branch of any of the foregoing;

(m)	“Kent Shares” has the meaning given in Recital A;

(n)	“Material Adverse Change” means any transaction, event, condition, change, circumstance or effect that results in or may reasonably be expected to result in a material adverse change to:

(i)	the business or the financial condition, assets or prospects of the Company; or

(ii)	the value of the Sellers’ Shares;

(o)
“Person” means an individual, legal personal representative, corporation, body corporate, firm, partnership, trust, trustee, syndicate, joint venture, limited liability company, association, unincorporated organization, union, Governmental Authority or other entity or organization;

(p)	“Purchase Price” has the meaning given in paragraph 2.2;

(q)	“Required Consents” has the meaning given in paragraph 5.1;

(r)	“Roy Shares” has the meaning given in Recital B;

(s)	“Second Tranche Closing” has the meaning given in paragraph 8.3;

(t)
“Second Tranche Closing Date” means the earlier of (i) eight (8) days following the filing by Roy of Form 45-102FI with all applicable Canadian Securities Commissions, and (ii) September 30, 2008, or such other date as the parties hereto agree in writing;

(u)	“Second Tranche Shares” has the meaning given in paragraph 2.3;

(v)	“Sellers’ Shares” means collectively, the Kent Shares and the Roy Shares;

1.2 Interpretation.

 In this Agreement, except as otherwise expressly provided:

(a)	the headings to the parts, sections, paragraphs, and schedules of this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement;

(b)	any reference to a part, section, paragraph or schedule is to the relevant part, section, paragraph or schedule of this Agreement;

(c)	words of one gender include all genders, and words in the singular include the plural and vice versa; and

(d)
any reference to a statute includes and is a reference to such statute, and to the regulations made pursuant to it, as amended and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or regulations.

PART 2

SALE AND PURCHASE

2.1 Agreement to Sell and Purchase.

 The Sellers agree to sell free and clear of all Encumbrances, and the Buyer agrees to purchase, the Sellers’ Shares on the terms and conditions contained in this Agreement.

2.2 First Tranche Closing.

 On the First Tranche Closing Date, Kent will sell and the Buyer will purchase 270,000 Kent Shares (the “First Tranche Shares”) for and at a purchase price of US$3.00 per share (for an aggregate purchase price of US$810,000 (the “First Tranche Purchase Price”)), payable on the First Tranche Closing Date by wire transfer of immediately available funds.  Kent hereby irrevocably authorizes and directs the Buyer to pay US$660,000 of the First Tranche Purchase Price to the Company by wire transfer in accordance with where transfer instructions provided by the Company, and to pay the remaining balance of $150,000 of the First Tranche Purchase Price to Kent, as he may direct.

2.3 Second Tranche Closing.

2.4  On the Second Tranche Closing Date:

(a)	Kent will sell and the Buyer will purchase 105,000 Kent Shares; and

(b)	Roy will sell and the Buyer will purchase all of the Roy Shares;

(collectively, the “Second Tranche Shares”) for and at a purchase price of US$3.00 per share (for an aggregate purchase price of US$1,440,000 (the “Second Tranche Purchase Price”), payable on the Second Tranche Closing Date by wire transfer of immediately available funds to the bank account designated by Kent in the amount of $645,000 and designated by Roy in the amount of $795,000.

PART 3

SELLERS’ REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties.

 In order to induce the Buyer to enter into and consummate this Agreement, the Sellers jointly and severally represent and warrant to the Buyer that the following statements set out in this Part 3 are true, accurate and not misleading.

(a)
Authorized and Issued Capital.  The authorized share capital of the Company is 100,000,000 shares of common stock, with a par value of $0.001 each of which 72,205,755 shares of common stock are issued and outstanding as of August 29, 2008, and 1,000,000 shares of preferred stock, with a par value of $0.01 each of which none are issued or outstanding..

(b)
Insolvency or Amalgamation.  No proceedings have been taken or authorized by any Person with respect to the bankruptcy, insolvency, liquidation, dissolution or winding-up of the Company or with respect to any amalgamation, merger, consolidation, arrangement or reorganization relating to the Company.

(c)
Securities Legislation.  The Company is a “reporting issuer” in the Provinces of British Columbia, Alberta, Ontario and Quebec, and the sale of the Shares by the Sellers to the Buyer complies with all applicable securities legislation.

(d)
Title to Shares.  Each Seller is the legal and beneficial owner of the Sellers’ Shares referred to in the Recitals above, free of all Encumbrances.  The Shares have been validly issued, are fully paid and non-assessable shares in the capital of the Company.

(e)
Competing Rights to Shares.  Except as provided in this Agreement, there are no agreements or arrangements in force which provide for the present or future issue, allotment, transfer, redemption, repayment or conversion of any of the Sellers’ Shares including, without limitation, any option or right of pre-emption or conversion.

(f)
Capacity of Sellers.  Each Seller has the right and authority to enter into this Agreement on the terms and conditions set out in it and to transfer the legal and beneficial title and ownership of the Sellers’ Shares to the Buyer.  This Agreement constitutes a valid and binding obligation of each of the Sellers.

(g)
Litigation.  Except as publicly disclosed in the Company’s periodic reports on file with the US Securities and Exchange Commission, there is no action, suit, investigation, claim or proceeding in progress or pending or, to the knowledge of the Sellers, threatened against or relating to the Sellers or the Company or affecting their assets or the business or which could affect the Sellers rights to enter into and perform their obligations under this Agreement.  So far as the Sellers are aware, there are no facts, matters or circumstances which could give rise to any such action, suit, investigation, claim or proceeding.  There is no judgement, decree, injunction, rule or order of any court or Governmental Authority outstanding against the Sellers or the Company or any of their respective assets.

(h)	Non-Contravention. The performance of this Agreement will not:

(i)
conflict with, or result in the breach of, or constitute a default under, any agreement, arrangement or instrument to which either of the Sellers or the Company is party to, or any Encumbrance, lease, contract, order, judgment, regulation or other restriction or obligation of any kind by which either of the Sellers or the Company or any of their respective assets are bound; or

(ii)	contravene or conflict with any laws or regulations binding upon or applicable to the Sellers, the Company or the Shares.

(i)
Governmental Authorization.  Except as expressly referred to in this Agreement, the execution, delivery and performance of this Agreement by the Sellers requires no action by, consent or approval of, or filing with, any Governmental Authority.

(j)
Resale Restrictions.  On each Closing Date, the Sellers' Shares purchased by the Buyer shall be subject to restrictions on resale as being “restricted securities”, and purchased from an “affiliate” of the Company, as the terms “restricted securities” and “affiliate” are defined under Rule 144 adopted under the US Securities Act of 1933, as amended, and shall not be subject to any other hold period, resale or other transfer restrictions whatsoever.

(k)
Advisory Fees.  There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of the Company or any Seller who might be entitled to any fee, commission or reimbursement from the Buyer.

(l)	Canadian Residence. Neither of the Sellers are a “non-resident” of Canada within the meaning of section 116 of the Act.

(m)
Full Disclosure.  The information furnished to the Buyer by or on behalf of the Sellers relating to the Sellers’ Shares, the Sellers and the Company, which includes, among other disclosures, all periodic reports filed by the Company with the US Securities and Exchange Commission on EDGAR, was when given, and continues to be, true, accurate and complete in all material respects and not misleading and, does not omit to state any material fact which, if disclosed, might reasonably be expected to affect the decision of the Buyer to purchase the Shares.

3.2 Representations at Closing.

 The representations and warranties of the Sellers in this Agreement shall continue to be true, accurate and not misleading up to and including the relevant Closing Date as if each such representation and warranty were repeated at such Closing Date with reference to the facts and circumstances then existing.

3.3 Knowledge and Awareness.

 If any provision in this Part 3 is qualified by the expression “to the best of the knowledge of the Sellers” or “so far as the Sellers are aware” or any similar phrases, the knowledge and awareness of the Sellers shall be deemed to include such knowledge as would be gained through due and careful enquiries into the subject matter of that provision, and for these purposes, the knowledge, information or awareness of either one of the Sellers shall be attributable to the other Seller.

3.4 Reliance.

 The Sellers acknowledge that the Buyer has entered into this Agreement relying on the representations and warranties of the Sellers under this Agreement and the rights and remedies of the Buyer with respect to any breach of such representations and warranties shall not be affected by:

(a)	any investigation or independent searches that have been or may be undertaken by or on behalf of the Buyer; or

(b)	any information which is now known, or may become known, to the Buyer or its officers, directors or professional advisers.

PART 4

BUYER’S REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties.

 In order to induce the Sellers to enter into and consummate this Agreement, the Buyer represents and warrants to the Sellers that the following statements set out in this Part 4 are true, accurate and not misleading.

(a)	Organization and Good Standing. The Buyer is a company duly incorporated, validly existing and in good standing under the laws of Province of Ontario.

(b)	Capacity. The Buyer has the right and authority to enter into this Agreement on the terms and conditions set out in it and this Agreement constitutes a valid and binding obligation of the Buyer.

4.2 Representations at Closing.

 The representations and warranties of the Buyer in this Agreement shall continue to be true, accurate and not misleading up to and including the relevant Closing Date as if each such representation and warranty were repeated at such Closing Date with reference to the facts and circumstances then existing.

PART 5

COVENANTS OF THE SELLERS

5.1 Consents.

 The Sellers shall obtain, or shall provide the Buyer with all co-operation or support reasonably required by the Buyer to allow the Buyer to obtain, if applicable, at or before each Closing Date, from all appropriate Governmental Authorities and other Persons any permits, consents, assignments, approvals, certificates, filings, registrations and authorizations required to permit the completion of the transactions contemplated by this Agreement (“Required Consents”), including but not limited to the filing by Roy of Form 45-102F1 with all required Canadian securities regulatory authorities not less than seven (7) days prior to the Second Tranche Closing Date.

5.2 Notification.

 The Sellers shall immediately notify the Buyer in writing of any action or circumstance which may arise between the date of this Agreement and the Closing Date which results, or may result, in:

(a)	a Material Adverse Change;

(b)
a breach of any representation or warranty of the Sellers contained in this Agreement, if such representation or warranty were repeated at any time before Closing by reference to the facts and circumstances then existing; or

(c)	any of the information provided in the schedules to this agreement becoming untrue, incorrect or misleading in any material respect.

5.3 Return on Investment.

(a)  In order to induce the Buyer to enter into this Agreement and to acquire the Sellers’ Shares, the Sellers have agreed to ensure that the Buyer achieves a minimum return on its investment in the Sellers’ Shares in accordance with the terms of this paragraph 5.3.

(a)
With respect to the First Tranche Shares, if, during the period commencing six (6) months and one (1) day after the First Tranche Closing Date through the date which is seven (7) months after the First Tranche Closing Date (the "First Tranche Election Period"), the Buyer elects to sell the First Tranche Shares, through the facilities of the Exchange or otherwise, by delivering written notice of same to the Sellers, and the sum of (a) the greater of (i) the gross proceeds received by Buyer from the sale of such shares during such period and (ii) the Fair Market Value of the shares sold during such period, and (b) the Fair Market Value of any such shares unsold on the date seven (7) months after the First Tranche Closing Date is less than US$953,370 (the “First Tranche Amount”) (representing a return of the First Tranche Purchase Price and a profit of US$143,370) (such lesser amount being herein defined as the “First Tranche Deficiency”), the Sellers will indemnify and save harmless the Buyer from such First Tranche Deficiency and will pay to the Buyer an amount equal to the First Tranche Deficiency.  Notwithstanding the foregoing, if the Buyer is prevented from selling any of the First Tranche Shares by reason of the failure of the Company to be in compliance with Rule 144(c)(1), the First Tranche Election Period shall be extended to a date one month following the date on which the Company completes all such filings and the Buyer is then able to proceed with the sale of the First Tranche Shares (the "Extended First Tranche Election Period"), and the amount of the First Tranche Deficiency shall be increased by an amount equal to US$266.30 per day for each day following the date which is six (6) months after the First Tranche Closing Date, until the end of the Extended First Tranche Election Period.  If the Buyer elects not to sell the First Tranche Shares at that time, the Sellers will be relieved of their indemnity hereunder.

(b)
With respect to the Second Tranche Shares, if during the period commencing six (6) months and one (1) day after the Second Tranche Closing Date through the date which is seven (7) months after the Second Tranche Closing Date (the "Second Tranche Election Period"), the Buyer elects to sell the Second Tranche Shares, through the facilities of the Exchange or otherwise, by delivering written notice of same to the Sellers, and the sum of (a) the greater of (i) the gross proceeds received by Buyer from the sale of such shares during such period and (ii) the Fair Market Value of the shares sold during such period, and (b) the Fair Market Value of any such shares unsold on the date seven (7) months after the Second Tranche Closing Date is less than US$1,694,880 (the “Second Tranche Amount”) (representing a return of the Second Tranche Purchase Price and a profit of US$254,880) (such lesser amount being herein defined as the Second Tranche Deficiency”), the Sellers will indemnify and save harmless the Buyer from such Second Tranche Deficiency and will pay to the Buyer an amount equal to the Second Tranche Deficiency.  Notwithstanding the foregoing, if the Buyer is prevented from selling any of the Second Tranche Shares by reason of the failure of the Company to be in compliance with Rule 144(c)(1), the Second Tranche Election Period shall be extended to a date one month following the date on which the Company completes all such filings and the Buyer is then able to proceed with the sale of the Second Tranche Shares (the "Extended Second Tranche Election Period"), and the amount of the Second Tranche Deficiency shall be increased by an amount equal to US$473.43 per day for each day following the date which is six (6) months after the Second Tranche Closing Date, until the end of the Extended Second Tranche Election Period.  If the Buyer elects not to sell the Second Tranche Shares at that time, the Sellers will be relieved of their indemnity hereunder.

5.4 Security.

5.5  As security for the Sellers’ obligations under this Agreement, the Sellers shall, (a) concurrently with the execution and delivery of this Agreement, execute and deliver to the Buyer a securities pledge agreement, pursuant to which the Sellers will pledge and deposit with the Buyer not less than 105,000 common shares in the capital of the Company concurrently with the First Tranche Closing, which shares shall be released from the securities pledge agreement for sale at the Second Tranche Closing, and (b) will pledge and deposit with the Buyer not less than 600,000 common shares in the capital of the Company concurrently with the Second Tranche Closing.

PART 6

CONDITIONS PRECEDENT

6.1 Buyer’s Conditions Precedent.

 The obligations of the Buyer to complete the sale and purchase of the Sellers’ Shares under this Agreement shall be subject to the fulfilment of each of the following conditions on or before each Closing Date.

(a)
Accuracy of Representations and Warranties.  The representations and warranties of the Sellers set out in this Agreement shall be true , accurate and not misleading as at the Closing Date with reference to the facts and circumstances then existing.

(b)	Consents. All Required Consents shall have been obtained from the appropriate Governmental Authorities and other Persons on terms satisfactory to the Buyer.

(c)
Performance of Obligations.  The Sellers shall have performed and complied with all obligations, covenants and agreements to be performed and complied with  by each of them on or before Closing under this Agreement.

(d)	Due Diligence. The Buyer shall have completed to its reasonable satisfaction a due diligence review of the assets, liabilities, financial position and affairs of the Company.

(e)	Material Adverse Change. There shall have been no Material Adverse Change between the date of this Agreement and the Closing Date.

(f)	Closing Documentation. All documents listed in paragraphs 8.2 and 8.4, as the case may be, shall have been received by the Buyer.

6.2 Waiver/Termination.

 The conditions contained in paragraph 6.1 are for the exclusive benefit of the Buyer and may be waived by it in whole or in part at any time.  If any of the conditions in paragraph 6.1 are not fulfilled or waived on or before the relevant Closing Date, the Buyer shall be relieved of all obligations under this Agreement.

PART 7

SURVIVAL AND INDEMNITY

7.1 Survival of Representations, Warranties, Covenants and Agreements.

 Except as to claims asserted under Section 5.3 of this Agreement, the representations, warranties, covenants and agreements of the Sellers in this Agreement shall survive Closing and the payment of the purchase price and shall continue in full force and effect for a period of seven (7) months and one (1) day  from the First Tranche Closing Date.

7.2 Indemnification of Buyer.

 The Sellers jointly and severally covenant and agree to indemnify and hold harmless the Buyer and its Affiliates or Associates from and against any losses, costs, damages, liabilities and fees (including, without limitation, reasonable legal fees on a solicitor and own client basis) suffered or incurred as a result of, or arising out of:

(a)	any of the representations or warranties of the Sellers in this Agreement being untrue, inaccurate or misleading when made; or

(b)	a breach of any covenant, term or agreement made in this Agreement by any Seller;

(which losses, costs, damages, liabilities and fees are collectively referred to as “Buyer’s Losses”).  Notwithstanding the foregoing, any indemnity hereunder shall be reduced by the amount of any recovery by Buyer pursuant to Section 5.3 hereof

PART 8

CLOSINGS

8.1 First Tranche Closing.

 The sale and purchase of the First Tranche Shares shall be closed (the “First Tranche Closing”) at the offices of Davis LLP, Suite 2800, 666 Burrard Street, Vancouver, British Columbia  V6C 2Z7 at 10:00 a.m. (Vancouver Time) on September 2, 2008 or on such other date or at such other place as may be mutually agreed upon in writing by the parties (the “First Tranche Closing Date”).

8.2 Delivery by Sellers on the First Tranche Closing Date.

 On the First Tranche Closing Date the Sellers shall deliver, or cause to be delivered, the following documents to the Buyer:

(a)	a share certificate representing the First Tranche Shares;

(b)	a medallion signature guaranteed stock power of attorney authorizing the transfer of the First Tranche Shares;

(c)
a securities pledge agreement (the "Securities Pledge Agreement"), pursuant to which the Sellers pledge and deposit in favour of the Buyer not less than 105,000 common shares in the capital of the Company, as security for the obligations of the Sellers thereunder, together with all share certificates, medallion signature guaranteed stock powers of attorney and other transfer documents as the Buyer or its counsel may require;

(d)	an opinion of the solicitors for the Sellers dated the First Tranche Closing Date in form set satisfactory to the Buyer and its counsel;

(e)	executed copies of all consents or approvals referred to in paragraph 6.1(b); and

(f)
all such other documents, instruments, records, conveyances, assignments, assurances, consents and certificates which, in the opinion of the Buyer acting reasonably, are necessary to effect and evidence the transfer of the Shares to the Buyer free and clear of all Encumbrances.

8.3 Second Tranche Closing.

 The sale and purchase of the Second Tranche Shares shall be closed (the “Second Tranche Closing”) at the offices of Davis LLP, Suite 2800, 666 Burrard Street, Vancouver, British Columbia  V6C 2Z7 at 10:00 a.m. (Vancouver Time) on the Second Tranche Closing Date or on such other date or at such other place as may be mutually agreed upon in writing by the parties (the “Second Tranche Closing Date”).

8.4 Delivery by Sellers on the Second Tranche Closing Date.

 On the Second Tranche Closing Date the Sellers shall deliver, or cause to be delivered, the following documents to the Buyer:

(a)	a share certificate representing the Second Tranche Shares;

(b)	a medallion signature guaranteed stock power of attorney authorizing the transfer of the Second Tranche Shares;

(c)
share certificates representing 600,000 common shares in the capital of the Company, together with medallion signature guaranteed stock powers of attorney and other transfer documents as the Buyer or its counsel may require, to be held by the Buyer pursuant to the Securities Pledge Agreement;

(d)
a certificate executed by the Sellers certifying that the representations and warranties of the Sellers set out in this Agreement are true, accurate and not misleading as at the Closing Date with reference to the facts and circumstances then existing;

(e)	an opinion of the solicitors for the Sellers dated the Second Tranche Closing Date in form set satisfactory to the Buyer and its counsel;

(f)	executed copies of all consents or approvals referred to in paragraph 6.1(b); and

(g)
all such other documents, instruments, records, conveyances, assignments, assurances, consents and certificates which, in the opinion of the Buyer acting reasonably, are necessary to effect and evidence the transfer of the Shares to the Buyer free and clear of all Encumbrances.

PART 9

GENERAL

9.1 Notices.

 Any notice or communication required or permitted to be given under this Agreement shall be in writing and shall be considered to have been sufficiently given if delivered by hand, transmitted by facsimile transmission or mailed by prepaid registered post in Canada to the address or facsimile transmission number of each party set out below:

if to the Buyer:

Primary Corp.

Suite 2110 - 130 King St. West

P.O. Box 91

Toronto, Ontario   M5X 1B1

Attention:                      Rob Pollock

Fax No:                      (416) 214-5954

if to the Sellers:

c/o Suite #310, 605 – 1 Street SW,

Calgary, Alberta, Canada T2P 3S9

Attention:                      Gregory Harris, Esq.

Fax No:                      (403) 777-9199

or to such other address or facsimile transmission number as any party may, from time to time, designate in the manner set out above.  Any such notice or communication shall be considered to have been received:

(a)
if delivered by hand during business hours on a Business Day, upon receipt by a responsible representative of the receiver, and if not delivered during business hours, upon the commencement of business hours on the next Business Day;

(b)
if sent by facsimile transmission during business hours on a Business Day, upon the sender receiving confirmation of the transmission, and if not transmitted during business hours, upon the commencement of business hours on the next Business Day following confirmation of the transmission; and

(c)
if mailed by prepaid registered post in Canada, upon the fifth Business Day following posting; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication shall be delivered by hand or sent by facsimile transmission.

9.2 Time of Essence.

 Time shall be of the essence of this Agreement.

9.3 Governing Law.

 This Agreement shall be governed by and construed in accordance with the laws of British Columbia and applicable Canadian law and shall be treated in all respects as a British Columbia contract.

9.4 Submission to Jurisdiction.

 Each of the parties shall:

(a)	submit to the jurisdiction of the courts of British Columbia; and

(b)	if any appointed agent is required, notify the others in writing of the name and address of its appointed agent.

9.5 Entire Agreement.

 This Agreement and the documents and instruments to be executed and delivered under it constitute the entire agreement between the parties and supersedes any previous agreement or arrangement, oral or written, between the parties.  This Agreement and the documents and instruments to be executed and delivered under it, contain all the covenants, representations, and warranties of the respective parties.  There are no oral representations or warranties between the parties of any kind.  This Agreement may not be amended or modified in any respect except by written instrument signed by each of the parties.

9.6 Severability.

 If any provision of this Agreement is or becomes illegal, invalid or unenforceable under the laws of any jurisdiction, that shall not affect or impair:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

9.7 Currency.

 All transactions referred to in this Agreement shall be made in lawful currency of United States in immediately available funds.  Any reference to cash in this Agreement includes a reference to cash, certified cheque, bankers draft, wire or electronic transfer.

9.8 Enurement.

 This Agreement shall enure to the benefit of and shall be binding upon the parties and their respective heirs, executors, administrators, successors and assigns.

9.9 Further Assurances.

 At any time after Closing, each of the Sellers shall at their own expense execute and deliver all such documents and instruments and do all such acts as the Buyer may reasonably require in order to give full effect to the intent and meaning of this Agreement and the transactions contemplated by it.

9.10 Costs and Expenses.

 Except as specifically provided otherwise in this Agreement, each party shall be responsible for its own legal fees and other costs and expenses incurred in connection with the purchase and sale of the Shares, all negotiations between the parties and the consummation of the transactions contemplated by this Agreement.

9.11 Assignment.

 The Sellers acknowledge and agree that the Buyer may assign its rights and obligations under this Agreement to a nominee of the Buyer subject to compliance with applicable securities laws.

9.12 Joint and Several.

9.13  All representations, warranties, acknowledgements, covenants and agreements of the Sellers in this Agreement shall be the joint and several representations, warranties, acknowledgements, covenants and agreements of the Seller and shall be read and construed accordingly.

9.14 Counterparts.

 This Agreement may be executed in any number of counterparts and by different parties on separate counterparts (which may be facsimile copies) but shall not take effect until each party has executed at least one counterpart.  Each counterpart shall constitute an original but all the counterparts together shall constitute a single agreement.

TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Agreement as of the date first above written.

PRIMARY CORP.

By:

/s/ Robert Pollack, President & CEO

Authorized Signatory
SIGNED, SEALED AND DELIVERED in the presence of: /s/ Noel Lumsden (Signature) Noel Lumsden (Print Name) Calgary, Alberta (Address) Chartered Accountant (Occupation)	) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Allan Kent ALLAN KENT

SIGNED, SEALED AND DELIVERED in the presence of: /s/ Gregory Harris (Signature) Gregory Harris (Print Name) Calgary, Alberta (Address) Lawyer (Occupation)	) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Jean Paul Roy JEAN PAUL ROY